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                                                                  Exhibit No. 10


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated May 15, 2001 in this Registration Statement (Form N-1A No. 33-33231) of Brinson Financial Services Growth Fund (formerly the PaineWebber Financial Services Growth Fund, Inc.).



                                                      /s/ ERNST & YOUNG LLP
                                                      ERNST & YOUNG LLP



New York, New York
July 26, 2001